Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Procept, Inc. (the "Company") on Form S-3 to register 65,671,100 shares of common stock of our report dated February 26, 1998, on our audits of the financial statements of the Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 which report is included in the Company's 1997 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                                    /s/ Coopers & Lybrand L.L.P.

                                                    Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 28, 1998